Exhibit 10.18

MONEXGROUP, INC.

March 31, 2022

Greg Vance

Chief Financial Officer

TradeStation Group, Inc.

8050 SW 10th St

Plantation, FL 33324

USA

Dear TradeStation Group, Inc. Management:

As of March 8, 2022, the borrowings ofTradeStation Group, Inc. (the Company) were as follows:

Lender: SMBC
Total Available Line of Credit:	$50,000,000
Outstanding Principal Balance:	$45,000,000
Available to Draw:	$5,000,000

Lender: Mizuho
Total Available Line of Credit:	$100,000,000
Outstanding Principal Balance:	$55,000,000
Available to Draw:	$45,000,000

Lender: Monex Finance Corperation
Total Available Line of Credit:	$180,000,000
Outstanding Principal Balance:	$178,000,000
Available to Draw:	$2,000,000

Lender: MUFG (Agreement is expected to be signed and effective on 4/1/2022)

Total Available Line of Credit $50,000,000

Outstanding Principal Balance: $0

Available to Draw: $50,000,000

This letter confirms that Monex Group Inc., (the Parent), will provide financial support to TradeStation Group, Inc. sufficient for it to satisfy its debt obligations and debt service requirements, in the event the Company is unable to satisfy those debt obligations and/or service requirements when due or demanded by SMBC, MUFG and/or Mizuho.

Until June 30, 2023, the Parent specifically confirms it will not:

—	decrease the Company's Total Available Line of Credit from the amount stated above.

—	restrict the Company from extending the maturity date for any amount loaned or available to be loaned.

—	restrict the Company from repaying its outstanding balances due SMBC, MUFG or Mizuho with funds drawn or available to be drawn from the Company's loan with the Parent, in the event SMBC, MUFG, or Mizuho demand immediate repayment of their outstanding balances. If the Company is not able to satisfy its repayment obligation to SMBC, MUFG and/or Mizuho with funds drawn or available to be drawn at the time repayment is demanded, the Parent confirms it will allow the Company to increase its total available line of credit, exceeding the total available line of credit specified above, to satisfy the repayment demand.

—	require the repayment of loans or any portion thereof, including interest, or any other loans/advances, including interest, that the Parent or its affiliates may provide to the Company.

I confirm the Monex Group, Inc. commitment to TradeStation Group, Inc. specified above is in full force and effect.

Very truly yours,

/s/ Yuko Seimei
Yuko Seimei

RepresentativeExecutive Officer, Chief Operating Officer and Chief Financial Officer

Monex Group Inc.

ARK Mori Building 25F 1-12-32 Akasaka, Minato-ku, Tokyo 107-6025, Japan